Exhibit 4.1

SCIELE PHARMA, INC.

2.625% Contingent Convertible Senior Notes Due 2027

INDENTURE

Dated as of May 14 , 2007

LASALLE BANK NATIONAL ASSOCIATION

TRUSTEE

CROSS-REFERENCE TABLE*

Indenture
Trust Indenture Act Section		Section
310	(a)(1)	7.10
	(a)(2)	N.A.
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	N.A.
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)	7.06
	(c)	N.A.
	(d)	N.A.
314	(a)	4.02, 6.02
	(b)	N.A.
	(c)(1)	N.A.
	(c)(2)	N.A.
	(c)(3)	N.A.
	(d)	N.A.
	(e)	N.A.
	(f)	N.A.
315	(a)	7.01(b)
	(b)	7.05
	(c)	N.A.
	(d)	7.01(c)
	(e)	6.11
316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	N.A.
	(c)	N.A.
317	(a)(1)	N.A.
	(a)(2)	N.A.
	(b)	N.A.
318	(a)	N.A.
N.A. means not applicable.

*              This Cross-Reference Table is not part of the Indenture.

Section 11.05.	Statements Required in Certificate or Opinion	47
Section 11.06.	Separability Clause	47
Section 11.07.	Rules by Trustee, Paying Agent, Conversion Agent and Registrar	47
Section 11.08.	Legal Holidays	47
Section 11.09.	Governing Law	47
Section 11.10.	No Recourse Against Others	47
Section 11.11.	Successors	47
Section 11.12.	Calculations in Respect of the Securities	47
Section 11.13.	Multiple Originals	47

Exhibit A-1—Form of Global Security

Exhibit A-2—Form of Certificated Security

INDENTURE dated as of May 14, 2007 between SCIELE PHARMA, INC., a Delaware corporation (the “Company”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 2.625% Contingent Convertible Senior Notes Due 2027 (the “Security”):

ARTICLE I.
DEFINITIONS AND INCORPORATION BY REFERENCE

                Section 1.01.  Definitions

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.  For the purposes of this definition, “Control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Base Conversion Price” has the meaning specified in Section 10.01.

“Base Conversion Rate” has the meaning specified in Section 10.01.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means a copy of one or more resolutions, certified by an Officer of the Company to have been duly adopted or consented to by the applicable Board of Directors and to be in full force and effect, and delivered to the Trustee.

“Business Day” means, with respect to any Security, a day that in the City of New York or Chicago, Illinois is not a day on which banking institutions are authorized by law or regulation to close.

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“Certificated Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A-2.

“Closing Sale Price” means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the closing sale price per share of Common Stock (or if no closing sale price per share of Common Stock is reported, the average of the bid and ask prices per share of Common Stock or, if more than one in either case, the average of the average bid and the average ask prices per share of Common Stock) on such date on the U.S.  principal national securities exchange on which the Common Stock is listed; or (b) if the Common Stock is not listed on a U.S.  national securities exchange, as reported on the over-the-counter securities or other market on which the Common Stock is listed.  In the absence of a quotation, the Closing Sale Price shall be such price as the Company shall reasonably determine on the basis of such quotations as most accurately reflecting the price that a fully informed buyer, acting on his or her own accord, would pay to a fully informed seller, acting on his or her own accord in an arms-length transaction, for a share of such Common Stock.

“Common Stock” shall mean shares of the Company’s Common Stock, $0.001 par value per share, as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Company Order” means a written request or order signed in the name of the Company by any two Officers and delivered to the Trustee.

“Conversion Price” means, at any time, an amount equal to $1,000 divided by the Conversion Rate in effect at such time, rounded to the nearest cent.

“Conversion Rate” means the number of shares of Common Stock issuable upon conversion of each $1,000 principal amount of Securities.

“Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at 135 South LaSalle Street, Suite 1560 Chicago, Illinois 60603, Attention: Corporate Debt Trust Services Division Sciele Pharma, Inc. Notes due 2027, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means DTC or any successor thereto and any such nominee.

“DTC” means The Depository Trust Company or the nominee thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Global Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A-1.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Market Disruption Event” means either (i) a failure by the primary U.S.  national securities exchange, over-the-counter securities market or other market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session; or (ii) the occurrence or existence prior to 1:00 p.m.  New York City time on any Trading Day for the Common Stock for an aggregate of at least 30 minutes of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Officer” means the Vice Chairman and Chief Executive Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 11.04 and 11.05, signed in the name of the Company by any two Officers, and delivered to the Trustee.  An Officers’ Certificate given pursuant to Section 4.03 shall be signed by the Treasurer or Chief Financial Officer of the Company but need not contain the information specified in Sections 11.04 and 11.05.

“Opinion of Counsel” means a written opinion containing the information specified in Section 11.04 and 11.05, from legal counsel who is acceptable to the Trustee in its reasonable discretion.  The counsel may be an employee of, or counsel to, the Company or the Trustee.

“Person” or “person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

“Principal Amount” or “principal amount” of a Security means the Principal Amount as set forth on the face of the Security.

“Redemption Date” shall mean the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

“Redemption Price” shall have the meaning set forth in paragraph 5 of the Securities.

“Responsible Officer” means, when used with respect to the Trustee, any managing director, director, vice president, assistant vice president, assistant treasurer, assistant secretary, associate or any other officer within the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

“SEC” means the Securities and Exchange Commission.

“Security” or “Securities” means any of the Company’s 2.625% Contingent Convertible Senior Notes Due 2027, as amended or supplemented from time to time, issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securityholder” or “Holder” means a person in whose name a Security is registered on the Registrar’s books.

“Stated Maturity” when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount of such Security is due and payable.

“Subsidiary” means any person in which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs; (ii) there is no Market Disruption Event; and (iii) a closing sale price for the Common Stock is provided on the NASDAQ Global Select Market or, if the Common Stock is not then listed on the NASDAQ Global Select Market, on the principal other U.S.  national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S.  national or regional securities exchange, on the principal over-the-counter securities market or other market on which the Common Stock is then traded.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Voting Stock” of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                Section 1.02.  Other Definitions

Term:	Defined in Section:
Act	1.05(a)
Agent Members	2.12(c)(v)
Aggregate Market Premium	10.06(f)
Applicable Price	10.08(a)
Applicable Stock Price	10.01
Base Conversion Price	10.01
Base Conversion Rate	10.01
Beneficial Owner	3.09(a)
Cash	3.08(b)
Cash Settlement Averaging Period	10.02(a)
Company Notice	3.08(c)
Company Notice Date	3.08(c)
Consolidation	10.01
Continuing Directors	3.09(a)
Conversion Agent	2.03
Conversion Date	10.03
Conversion Notice	10.02(a)
Conversion Price	10.07
Conversion Shares	10.01
Conversion Value	10.02(a)
current market price	10.07(g)
Daily Conversion Value	10.02(a)
Daily Net Shares	10.02(a)
Daily Principal Return	10.02(a)
Effective Date	10.08(a)
Event of Default	6.01
Ex Date	10.02(a)
Ex-Dividend Date	10.01
Fundamental Change	3.09(a)
Fundamental Change Purchase Date	3.09(a)
Fundamental Change Purchase Notice	3.09(c)
Fundamental Change Purchase Price	3.09(a)
Group	3.09(a)
Incremental Share Factor	10.01
Legal Holiday	11.08
Make-Whole Fundamental Change	10.08
Net Shares	10.02(a)
Principal Return	10.02(a)
Purchase Date	3.08(a)
Purchase Notice	3.08(a)
Purchase Price	3.08(a)
Quarter	10.01(a)
Registrar	2.03
Security Trading Price	10.01
Special Interest	6.02
Spin-Off	10.07(d)
Stockholder Rights Plan	10.07(h)
Trigger Event	10.07(h)
Volume-Weighted Average Price	10.02(a)

                Section 1.03.  Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

                Section 1.04.  Rules of Construction.

Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(c)           “or” is not exclusive;

(d)           “including” means including, without limitation;

(e)           words in the singular include the plural, and words in the plural include the singular; and

(f)            the term “interest,” when used in respect of a Security, means the amount payable on such Security in accordance with paragraph 1 thereof and all Special Interest payable in respect of such Security pursuant to Section 6.02 of this Indenture.

                Section 1.05.  Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof.  Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.

The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)           The ownership of Securities shall be proved by the register maintained by the Registrar.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II.
THE SECURITIES

                Section 2.01.  Form and Dating.  The Securities and the Trustee’s certificate of authentication shall be substantially in the forms set forth on Exhibits A-1 and A-2, which are a part of this Indenture and incorporated by reference herein.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company.  The Company shall provide any such notations, legends or endorsements to the Trustee in a Company Order.  Each Security shall be dated the date of its authentication.

                (a)  Global Securities in General.  Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

Any adjustment of the aggregate Principal Amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

                (b)  Book-Entry Provisions.  The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO SCIELE PHARMA, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

                (c)  Certificated Securities.  Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit A-2 attached hereto.

                Section 2.02.  Execution and Authentication.  The Securities shall be executed on behalf of the Company by any Officer.  The signature of the Officer of the Company on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of a Responsible Officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $325,000,000 upon a Company Order without any further action by the Company.  The aggregate Principal Amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.

The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount and any integral multiple thereof.

                Section 2.03.  Registrar, Paying Agent and Conversion Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”).  The Corporate Trust Office of the Trustee shall be such office or agency for the aforesaid purposes.  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents.  The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05.  The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee).  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee by a Company Order of the name and address of any such agent.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

                Section 2.04.  Paying Agent to Hold Money in Trust.  Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds) sufficient to make such payments when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any Default by the Company in making any such payment.  At any time during the continuance of any such Default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust.  If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it.  Upon doing so, the Paying Agent shall have no further liability for the money.

                Section 2.05.  Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.  If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually in advance of each interest payment date a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                Section 2.06.  Transfer and Exchange.

(a)           Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Securities, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at the Corporate Trust Office, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount.  The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at such office or agency.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

(b)           Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b).  Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c)           Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

(d)           Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e)           No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

                Section 2.07.  Replacement Securities.  If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Company or the Trustee that such Security has been acquired by a protected purchaser (within the meaning of Section 8-303 of the Uniform Commercial Code), the Company shall execute, and upon the Company’s written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                Section 2.08.  Outstanding Securities; Determinations of Holders’ Action.  Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those paid pursuant to Section 2.07, those delivered to it for cancellation pursuant to Section 2.10, those for which payment has been provided in accordance with Article VIII and those described in this Section 2.08 as not outstanding.  A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities of which a Responsible Officer of the Trustee has actual knowledge to be so owned shall be so disregarded.  Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles VI and IX).

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Fundamental Change Purchase Date, or on Stated Maturity, money sufficient to pay amounts owed with respect to Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Fundamental Change Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest (including contingent interest and Special Interest, if any) on such Securities shall cease to accrue; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

If a Security is converted in accordance with Article X, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest (including contingent interest and Special Interest, if any) shall cease to accrue on such Security.

                Section 2.09.  Temporary Securities.  Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations.  Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                Section 2.10.  Cancellation.  All Securities surrendered for payment or purchase by the Company pursuant to Article III, conversion, redemption or registration of transfer or exchange (other than Securities exchanged pursuant to Section 10.03), shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee.  The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article X.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.

                Section 2.11.  Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the Principal Amount of the Security or the payment of any Redemption Price, Purchase Price or Fundamental Change Purchase Price in respect thereof, and accrued and unpaid interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                Section 2.12.  Global Securities.

(a)           A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security.  No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person.  Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and this Section 2.12.

(b)           As used in Section 2.12(a) above, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(c)           The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:

(i)            Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (x) the Depositary has notified the Company and the Trustee that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (y) the Company has provided the Depositary and the Trustee with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (z) an Event of Default has occurred and is continuing with respect to the Securities.  Any Global Security exchanged pursuant to clause (x) or (y) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (z) above may be exchanged in whole or from time to time in part as directed by the Depositary.  Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(ii)           Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein.  Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar.  With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii)          Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

(iv)          In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(v)           Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

                Section 2.13.  CUSIP Numbers.  The Company may issue the Securities with one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the CUSIP numbers.

Article III.
REDEMPTION AND PURCHASES

Section 3.01.  Right To Redeem; Notices To Trustee

                (a)  Optional Redemption.  The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 5 and 7 of the Securities and at the Redemption Price specified in paragraph 5 of the Securities, together with accrued and unpaid interest (including contingent interest and Special Interest, if any) thereon up to but not including the Redemption Date; provided that if the Redemption Date is on or after an interest record date, but on or prior to the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date for payment of such interest.

                (b)  Notice to Trustee.  If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price.  The Company shall give the notice to the Trustee provided for in this Section 3.01(b) by a Company Order at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

                Section 3.02.  Selection of Securities to Be Redeemed.  If less than all the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed on a pro rata basis.  The Trustee may select for redemption portions of the Principal Amount of Securities that have denominations of $1,000 and integral multiples thereof.

Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as possible) to be the portion selected for redemption.  Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

                Section 3.03.  Notice of Redemption.  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(a)           the Redemption Date;

(b)           the Redemption Price;

(c)           the Conversion Rate;

(d)           the name and address of the Paying Agent and Conversion Agent;

(e)           that Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date;

(f)            that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

(g)           that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price therefor, together with all accrued and unpaid interest;

(h)           if fewer than all the outstanding Securities are to be redeemed, the certificate numbers, if any, and Principal Amounts of the particular Securities to be redeemed;

(i)            that, unless the Company defaults in making payment of such Redemption Price and interest (including contingent interest and Special Interest, if any) on Securities called for redemption, interest will cease to accrue on and after the Redemption Date and the Securities will cease to be convertible; and

(j)            the CUSIP number of the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company makes such request prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03 and the Company provides the Trustee with all information required for such notice of redemption.

                Section 3.04.  Effect of Notice of Redemption.  Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities which are converted in accordance with the terms of this Indenture.  Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice, together with accrued and unpaid interest (including contingent interest and Special Interest, if any) thereon, up to but not including the Redemption Date.

                Section 3.05.  Deposit of Redemption Price.  Prior to 10:00 a.m.  (New York City time) on the Redemption Date the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money in immediately available funds sufficient to pay the Redemption Price of all Securities to be redeemed on that date, together with accrued and unpaid interest (including contingent interest and Special Interest, if any) thereon up to but not including the Redemption Date, other than Securities or portions of Securities called for redemption that on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.  The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article X.  If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

                Section 3.06.  Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the unredeemed portion of the Principal Amount of the Security surrendered.

                Section 3.07.  Reserved

                Section 3.08.  Purchase of Securities at Option of the Holder

                (a)  General.  Securities shall be purchased by the Company in accordance with the provisions of paragraph 6 of the Securities on May 15, 2012, May 15, 2017 and May 15, 2022 (each, a “Purchase Date”) at a purchase price per Security equal to 100% of the aggregate Principal Amount of the Security (the “Purchase Price”), together with accrued and unpaid interest (including contingent interest and Special Interest, if any) thereon, up to but not including the Purchase Date; provided that if the Purchase Date is on or after an interest record date but on or prior to the related interest payment date, interest (including contingent interest and Special Interest, if any) will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

(i)            delivery to the Company and the Paying Agent by the Holder of a written notice of purchase (a “Purchase Notice”) at any time from the opening of business on the date that is 30 Business Days prior to the Purchase Date until the close of business on the Business Day prior to such Purchase Date stating:

(A)          the certificate number of the Security which the Holder will deliver to be purchased;

(B)           the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be in Principal Amounts at maturity of $1,000 or an integral multiple thereof;

(C)           that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture; and

(ii)           delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor, together with accrued and unpaid interest (including contingent interest and Special Interest, if any); provided, however, that such Purchase Price, together with accrued and unpaid interest (including contingent interest and Special

Interest, if any) shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company in its sole discretion.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Company and the Paying Agent the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 3.10.

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                (b)  Manner of Payment of Purchase Price.  The Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08 has been given shall be paid in U.S.  legal tender (“Cash”).

                (c)  Company Notice.  In connection with any purchase of Securities pursuant to this Section 3.08, the Company shall give written notice of the Purchase Date to the Holders (the “Company Notice”).  The Company Notice shall be sent by first-class mail to the Trustee and to each Holder not less than 30 Business Days prior to any Purchase Date (the “Company Notice Date”).  Each Company Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

(i)            the Purchase Price and the Conversion Rate;

(ii)           the name and address of the Paying Agent and the Conversion Agent;

(iii)          that Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article X hereof and paragraph 8 of the Securities if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(iv)          that Securities must be surrendered to the Paying Agent to collect payment;

(v)           that the Purchase Price for, and any accrued and unpaid interest (including contingent interest and Special Interest, if any) on, any Security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in subclause (iv) above;

(vi)          the procedures the Holder must follow to exercise rights under Section 3.08 and a brief description of those rights;

(vii)         briefly, the conversion rights of the Securities;

(viii)        the procedures for withdrawing a Purchase Notice (as specified in Section 3.10);

(ix)           that, unless the Company defaults in making payment on Securities for which a Purchase Notice has been submitted, interest (including contingent interest and Special Interest, if any), on such Securities will cease to accrue on the Purchase Date; and

(x)            the CUSIP number of the Securities.

At the Company’s request, the Trustee shall give such Company Notice in the Company’s name and at the Company’s expense; provided, however, that the Company makes such request at least three (3) Business Days prior to the date by which such Company Notice must be given to the Holders and that, in all cases, the text of such Company Notice shall be prepared by the Company.

Section 3.09.  Purchase of Securities at Option of the Holder upon Fundamental Change.

(a)           If at any time that Securities remain outstanding there shall have occurred a Fundamental Change (as hereinafter defined), Securities shall be repurchased by the Company, at the option of the Holder thereof, in whole or in part, at a purchase price (the “Fundamental Change Purchase Price”) equal to the Principal Amount thereof plus accrued and unpaid interest (including contingent interest and Special Interest, if any) thereon, up to and including the date (the “Fundamental Change Purchase Date”) fixed by the Company that is 30 Business Days after the later of the Effective Date of the Fundamental Change and the date the Company gives notice of the consummation of the Fundamental Change, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.09(c).

A “Fundamental Change” shall be deemed to have occurred at such time after the original issuance of the Securities as any of the following occur:

(i)            any sale, lease, exchange or other transfer (in one transaction or a series of related transactions), directly or indirectly, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any person or group of related persons, as defined in Section 13(d) of the Exchange Act (a “Group”) other than a sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s and its Subsidiaries, taken as a whole, property or assets that falls within the description contained in clause (ii) below;

(ii)           there occurs any transaction or event or any series of transactions or events (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) in connection with which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive stock, other securities, other property, assets or Cash, unless either:

(A)          the persons that Beneficially Owned, directly or indirectly, the Voting Stock of the Company immediately prior to such transaction, Beneficially Own, directly or indirectly, immediately after such transaction, shares of the surviving or continuing corporation’s voting stock representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or continuing corporation; or

(B)           at least 90% of the consideration (other than Cash payments for fractional shares or pursuant to statutory appraisal rights) in such transaction consists of common stock, ordinary shares or American Depository Shares, and any associated rights, traded on a U.S.  national securities exchange or an established automated over-the-counter trading market in the United States or quoted on the NASDAQ Global Select Market (or that will be so traded or quoted when issued or exchanged in connection with such transaction);

(iii)          the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company, whether or not otherwise in compliance with the provisions of this Indenture;

(iv)          any person or Group shall become the Beneficial Owner of shares representing more than 50% of the aggregate ordinary voting power represented by the Company’s issued and outstanding Voting Stock;

(v)           the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

(vi)          the Common Stock ceases to be listed on a United States national or regional securities exchange or is not approved for trading on an established automated over-the-counter trading market in the United States.

“Beneficial Owner” shall be determined in accordance with Rule 13d-3 and 13d-5 promulgated by the SEC under the Exchange Act or any successor provision, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether exercisable immediately or only after the passage of time.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of the original issuance of the Securities or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

(b)           Within 5 Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law).  The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Securityholder and shall state:

(i)            briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

(ii)           the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.09 must be given;

(iii)          the Fundamental Change Purchase Date;

(iv)          the Fundamental Change Purchase Price;

(v)           the name and address of the Paying Agent and the Conversion Agent;

(vi)          the Conversion Rate and any adjustments thereto;

(vii)         that Securities as to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Article X hereof only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(viii)        that Securities must be surrendered to the Paying Agent to collect payment;

(ix)           that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security as described in clause (viii);

(x)            briefly, the procedures the Holder must follow to exercise rights under this Section 3.09;

(xi)           briefly, the conversion rights of the Securities;

(xii)          the procedures for withdrawing a Fundamental Change Purchase Notice (as specified in Section 3.10);

(xiii)         that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest (including contingent interest and Special Interest, if any) on Securities surrendered for purchase by the Company will cease to accrue on and after the Fundamental Change Purchase Date; and

(xiv)        the CUSIP number of the Securities.

(c)           A Holder may exercise its rights specified in Section 3.09(a) upon delivery of a written notice of purchase (a “Fundamental Change Purchase Notice”), together with the Securities subject thereto, to the Company and the Paying Agent at any time prior to the close of business on the third Business Day prior to the Fundamental Change Purchase Date, stating:

(i)            the certificate number of the Security that the Holder will deliver to be purchased;

(ii)           the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(iii)          that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 6 of the Securities.

The delivery of such Security to the Paying Agent prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.09 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.09, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.09.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.09(c) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

Notwithstanding anything herein to the contrary, the Company’s obligations pursuant to this Section 3.09 shall be satisfied if a third party makes a Fundamental Change offer in the manner and at the times and otherwise in compliance in all material respects with the requirements of this Section 3.09 and purchases all Securities properly tendered and not withdrawn pursuant to the requirements of this Section 3.09.

                Section 3.10.  Effect of Purchase Notice or Fundamental Change Purchase Notice.

Upon receipt by the Paying Agent of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 3.08 or Section 3.09(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price, together with all accrued and unpaid interest (including contingent interest and Special Interest, if any) thereon, to but not including the Purchase Date or Fundamental Change Purchase Price, as the case may be, with respect to such Security.  Such Purchase Price, together with accrued and unpaid interest (including contingent interest and Special Interest, if any) thereon, to but not including the Purchase Date or Fundamental Change Purchase Price, as the case may be, shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Security (provided that the conditions in Section 3.08 or Section 3.09(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08 or Section 3.09(c), as applicable.  Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article X hereof on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following paragraph.

A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Fundamental Change Purchase Notice, as the case may be, at any time prior to the close of business on the Business Day prior to the Purchase Date or prior to the close of business on the Fundamental Change Purchase Date, as the case may be, specifying:

(i)            the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted,

(ii)           the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted, and

(iii)          the Principal Amount, if any, of such Security which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

                Section 3.11.  Deposit of Purchase Price or Fundamental Change Purchase Price.  Prior to 10:00 a.m.  (New York City time) on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds) sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, together with all accrued and unpaid interest (including contingent interest and Special Interest, if any) thereon, to but not including the Purchase Date or Fundamental Change Purchase Date, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Fundamental Change Purchase Date, as the case may be.

                Section 3.12.  Securities Purchased in Part.  Any Certificated Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

                Section 3.13.  Covenant to Comply with Securities Laws upon Purchase of Securities.

When complying with the provisions of Section 3.08 or 3.09 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply in all material respects with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply in all material respects with all Federal and state securities laws so as to permit the rights and obligations under Section 3.08 or 3.09 to be exercised in the time and in the manner specified in Section 3.08 or 3.09.

                Section 3.14.  Repayment to the Company.  The Trustee and the Paying Agent shall return to the Company any Cash that remains unclaimed as provided in paragraph 11 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, and accrued and unpaid interest (including contingent interest and Special Interest, if any); provided, however, that to the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, and accrued and unpaid interest thereon, if any (including contingent interest and Special Interest, if any) then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)).

ARTICLE IV.
COVENANTS

                Section 4.01.  Payment of Securities.  The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture.  Any amounts to be given to the Trustee or Paying Agent, as the case may be, shall be deposited with the Trustee or Paying Agent, as the case may be, in immediately available funds by 10:00 a.m.  (New York City time) by the Company.  Interest installments (including contingent interest and Special Interest, if any), Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price and interest, if any, due on overdue amounts shall be considered paid on the applicable date due if at 10:00 a.m.  (New York City time) on such date (or, in the case of a Purchase Price or Fundamental Change Purchase Price, on the Business Day following the applicable Purchase Date or Fundamental Change Purchase Date, as the case may be) the Trustee or the Paying Agent, as the case may be, holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.

The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for.  All such interest shall be payable on demand.  The accrual of such interest on overdue amounts shall be in addition to the continued accrual of interest on the Securities.

                Section 4.02.  SEC and Other Reports.  The Company shall file with the Trustee, within 15 days after it is required to file such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements.  In such event, such reports shall be provided to the Trustee at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements.  Delivery of such reports, information and documents is for informational purposes only and the Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein.

In addition, the Company shall comply with the other provisions of TIA Section 314(a).

                Section 4.03.  Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ended December 31, 2007) an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

                Section 4.04.  Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                Section 4.05.  Maintenance of Office or Agency.  The Company will maintain in Chicago, Illinois, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Corporate Trust Office of the Trustee shall initially be such office or agency for all of the aforesaid purposes.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in Chicago, Illinois, for such purposes.

                Section 4.06.  Tax Treatment of Securities.  The Company and the Holders, by purchasing the Securities, agree that (i) the Securities are contingent payment debt instruments as described in Treasury Regulations Section 1.1275-4, (ii) each Holder shall be bound by the Company’s application of the Treasury Regulations to the Securities, including the Company’s determination that the rate at which interest will be deemed to accrue on the Securities for United States federal income tax purposes, will be 7.29% compounded semiannually, which is the rate comparable to the rate at which the Company would borrow on a noncontingent, nonconvertible borrowing with no contingent payments, but with terms and conditions otherwise comparable to the Securities, (iii) each Holder shall use the projected payment schedule with respect to the Securities provided by the Company to the Holder, as provided in Treasury Regulations Section 1.1275-4(b)(4), to determine its interest accruals and adjustments as provided in Treasury Regulations Section 1.1275-4(b)(4)(iv), (iv) for purposes of Treasury Regulations Section 1.1275-4, to treat the fair market value of any Common Stock received upon any conversion of the Securities as a contingent payment, and (v) the Company and each Holder will not take any position on a tax return inconsistent with (i), (ii), or (iii), unless required by applicable law.

On conversion of the Securities, that portion of accrued interest including accrued contingent interest and Special Interest, if any, with respect to the converted Securities shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of Cash, or if applicable, Conversion Shares (together with the Cash payment, if any, in lieu of fractional Conversion Shares) in exchange for the Securities being converted pursuant to the provisions hereof, and such Cash payment, together with the fair market value of such Conversion Shares, if any (together with any such Cash payment in lieu of fractional Conversion Shares), shall be treated as paid or issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date and accrued and unpaid contingent interest and Special Interest, if any, and the balance, if any, of such Cash payment, together with such fair market value of any such Conversion Shares (together with any such Cash payment in lieu of fractional Conversion Shares) shall be treated as paid or issued in exchange for the Principal Amount of the Securities being converted pursuant to the provisions hereof.

ARTICLE V.
SUCCESSOR CORPORATION

                Section 5.01.  When the Company May Merge or Transfer Assets.  The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(i)            (1) the Company shall be the resulting or surviving corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(ii)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii)          the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company would constitute all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 10.15, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.  Subject to Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

ARTICLE VI.
DEFAULTS AND REMEDIES

                Section 6.01.  Events of Default.  Subject to the provisions set forth below in this Section 6.01, an “Event of Default” occurs if:

(a)           the Company defaults in the payment of interest (including contingent interest and Special Interest, if any) payable on any Security when the same becomes due and payable and such default continues for 10 Business Days;

(b)           the Company defaults in the payment of the Principal Amount, Redemption Price, Purchase Price or Fundamental Change Purchase Price on any Security when the same becomes due and payable, whether at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

(c)           the Company fails to comply with any of its agreements in the Securities or this Indenture (other than, in either case, agreements to make the payment or give the notice described in clause (g) below) upon receipt of notice to the Company of such default from the Trustee or to the Company and the Trustee from Holders of not less than 25% in aggregate principal amount of the Securities then outstanding, and the Company’s failure to cure (or obtain a waiver of) such default within 60 days after the Company receives such notice;

(d)           the Company or a Subsidiary of the Company defaults in the payment when due of indebtedness in excess of $5,000,000;

(e)           the Company or a Subsidiary of the Company fails to pay when due any final, non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $5,000,000, which judgments are not stayed, bonded or discharged within 60 days after their entry;

(f)            the Company fails to deliver the Conversion Value upon conversion of Securities by a Holder in accordance with the provisions of this Indenture;

(g)           the Company fails to give notice to Holders of an occurrence of a Fundamental Change required under Sections 3.09(b) and 10.08(c) or fails to make a payment to purchase Securities tendered following a Fundamental Change;

(h)           if a material portion of the Company’s or a Subsidiary’s assets, which assets represent a material portion of the assets of the Company and its Subsidiaries as a whole, is attached, seized, subjected to a writ or distress warrant or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors, and the same is not terminated or dismissed within 30 days thereafter;

(i)            a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 45 days; or

(j)            the Company or any Subsidiary of the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or any Subsidiary of the Company or for any substantial part of its property or make any general assignment for the benefit of creditors.

The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (c) or (d) above, its status and what action the Company is taking or proposes to take with respect thereto.

                Section 6.02.  Defaults and Remedies.  If an Event of Default (other than an Event of Default specified in Section 6.01(i) or 6.01(j)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Principal Amount of all the Securities plus accrued and unpaid interest (including contingent interest and Special Interest, if any) thereon, through the date of declaration to be immediately due and payable.  Upon such a declaration, such Principal Amount plus accrued and unpaid interest (including contingent interest and Special Interest, if any) shall become and be immediately due and payable.  If an Event of Default specified in Section 6.01(i) or 6.01(j) occurs and is continuing, the Principal Amount of all the Securities plus accrued and unpaid interest (including contingent interest and Special Interest, if any) thereon, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder.

Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default specified in Section 6.01(c) relating to the failure by the Company to comply with its obligations under Section 4.02 and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the first 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive special interest on the Securities at an annual rate equal to 0.25% of the principal amount of the outstanding Securities (“Special Interest”).  Special Interest will accrue on all outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with the obligations under Section 4.02 or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to but not including the 60th day thereafter (or such earlier date on which the Event of Default relating to such obligations shall have been cured or waived pursuant to Section 6.04).  On such 60th day (or earlier, if such Event of Default is cured or waived pursuant to Section 6.04 prior to such 60th day), such Special Interest will cease to accrue and, if such Event of Default has not been cured or waived pursuant to Section 6.04 prior to such 60th day, then the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities may declare the principal of and accrued and unpaid interest (and contingent interest, if any) and Special Interest on all such Securities to be due and payable immediately.  This provision shall not affect the rights of the Holders in the event of the occurrence of any other Event of Default.

If the Company elects to pay Special Interest as the sole remedy for an Event of Default specified in Section 6.01(c) relating to the failure by the Company to comply with its obligations under Section 4.02 and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, the Company shall notify, in the manner provided for in Section 11.02, the Holders and the Trustee of such election at any time on or before the close of business on the date on which such Event of Default first occurs.  If Special Interest is payable under this Section 6.02, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of Special Interest that is payable and (ii) the date on which Special

Interest is payable.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no Special Interest is payable.  If Special Interest has been paid by the Company directly to the persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

The Holders of a majority in Principal Amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of and accrued and unpaid interest (including contingent interest and Special Interest, if any) on the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) the Company has paid or deposited with the Trustee a sum in immediately available funds sufficient to pay (i) all overdue interest (including contingent interest and Special Interest, if any) on the Securities, (ii) the principal of any Security which has become due otherwise than by such declaration of acceleration, and (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest (including contingent interest and Special Interest, if any) and overdue principal, which has become due otherwise than by such declaration of acceleration; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 7.07 have been made.  No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

                Section 6.03.  Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Principal Amount of all the Securities, together with all accrued and unpaid interest (including contingent interest and Special Interest, if any) thereon or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

                Section 6.04.  Waiver of Past Defaults.  The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice in writing to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences, except (a) an Event of Default described in Section 6.01(a) or 6.01(b), (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected or (c) a Default which constitutes a failure to convert any Security in accordance with the terms of Article X.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.  This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.05  Control by Majority.  The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it.  This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                Section 6.06  Limitation on Suits.  A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(a)           the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(b)           the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

(c)           such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(e)           the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

                Section 6.07  Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of any amount due in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, and to convert the Securities in accordance with Article X, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

                Section 6.08  Collection Suit by Trustee.  If an Event of Default described in Section 6.01(a), 6.01(b) or 6.01(g) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

                Section 6.09  Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether interest installments (including contingent interest and Special Interest, if any), the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest, if any, due on overdue amounts in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)           to file and prove a claim for any accrued and unpaid interest installments (including contingent interest and Special Interest, if any), the whole amount of the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest, if any, due on overdue amounts in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

(b)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                Section 6.10  Priorities.  If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities for any accrued and unpaid interest installments (including contingent interest and Special Interest, if any), the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest, if any, due on overdue amounts in respect of the Securities, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.  At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding.  This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                Section 6.12  Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of any interest installment (including contingent interest and Special Interest, if any), the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest, if any, due on overdue amounts in respect of the securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII.
TRUSTEE

                Section 7.01.  Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 7.01(b) shall be in lieu of Section 3.15(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Sections 7.01(c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b), (c) and (e).

(e)           The Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)            Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

                Section 7.02  Rights of Trustee.  Subject to its duties and responsibilities under the TIA,

(a)           the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may obtain and, in the absence of bad faith or negligence on its part, conclusively rely upon an Officers’ Certificate and/or an Opinion of Counsel;

(c)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder;

(d)           the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it reasonably believes to be authorized or within its rights or powers conferred under this Indenture;

(e)           the Trustee may consult with counsel selected by it and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of such counsel;

(f)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors be sufficiently evidenced by a Board Resolution;

(h)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, during normal business hours, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i)            the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j)            the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(k)           the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(l)            neither the Trustee nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Indenture or in connection therewith except to the extent caused by the Trustee’s gross negligence, bad faith or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review.  Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

                Section 7.03  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

                Section 7.04  Trustee’s Disclaimer.  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use or application of the proceeds from the Securities, it shall not be responsible for any statement in any registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

                Section 7.05  Notice of Defaults.  If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of all current Defaults known to it within 90 days after any such Default occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice.  Notwithstanding the preceding sentence, except in the case of a Default described in Sections 6.01(a) and 6.01(b), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders.  The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

                Section 7.06  Reports by Trustee to Holders.  Within 60 days after each March 31 beginning with the March 31 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such March 31 that complies with TIA Section 313(a), if required by such Section 313(a).  The Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed.  The Company agrees to notify the Trustee promptly whenever the securities become listed on any securities exchange and of any delisting thereof.

                Section 7.07  Compensation and Indemnity.  The Company agrees:

(a)           to pay to the Trustee from time to time, pursuant to a side letter between the Company and the Trustee and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b)           to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or any documents executed in connection herewith (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

(c)           to indemnify the Trustee or any predecessor Trustee and their agents, officers, directors and employees for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorneys’ fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence, misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay interest installments (including contingent interest and Special Interest, if any), the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest, if any, due on overdue amounts, as the case may be, in respect of any particular Securities.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture or the earlier termination or resignation of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(e) or Section 6.01(f), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.

                Section 7.08  Replacement of Trustee.  The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08.  The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company.  The Company shall remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10;

(b)           the Trustee is adjudged bankrupt or insolvent;

(c)           a receiver or public officer takes charge of the Trustee or its property; or

(d)           the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Securityholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 30 days after the retiring Trustee gives its notice of resignation or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                Section 7.09  Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                Section 7.10  Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1).  The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).  The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                Section 7.11  Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VIII.
DISCHARGE OF INDENTURE

                Section 8.01  Discharge of Liability on Securities.  When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee Cash, in immediately available funds, sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect.  The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand at the cost and expense of the Company and accompanied by an Officers’ Certificate and Opinion of Counsel.

                Section 8.02  Repayment to the Company.  The Trustee and the Paying Agent shall return to the Company upon written request any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, as applicable, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

ARTICLE IX.
AMENDMENTS

                Section 9.01  Without Consent of Holders.  The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

(a)           to comply with Article V or Section 10.15;

(b)           to cure any ambiguity, omission, defect or inconsistency;

(c)           to make provisions with respect to the conversion right of the Holders pursuant to the requirements of Section 10.01, Section 10.07, Section 10.08 and Section 10.15;

(d)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities;

(e)           to increase the Conversion Rate;

(f)            to make any changes that would provide the holders of Securities with any additional rights or benefits;

(g)           to make any change that does not adversely affect the rights of any Holder; or

(h)           to comply with the provisions of the TIA, or with any requirement of the SEC arising as a result of the qualification of this Indenture under the TIA.

                Section 9.02  With Consent of Holders.  The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities then outstanding.  The Holders of a majority in aggregate Principal Amount of the Securities then outstanding may waive compliance by the Company with restrictive provisions of this Indenture other than as set forth in this Section 9.02 below, and waive any past Default under this Indenture and its consequences, except a Default in the payment of the principal of or interest on any Security or in respect of a provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

Subject to Section 9.04, without the written consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a)           change the Stated Maturity of the principal of, or any payment date of any installment of interest (including contingent interest and Special Interest, if any) on, any Security;

(b)           reduce the Principal Amount of, or the rate of interest (including contingent interest and Special Interest, if any) on, any Security, whether upon acceleration, redemption or otherwise, or alter the manner of calculation of interest or the rate of accrual thereof on any Security;

(c)           change the currency for payment of principal of, or interest (including contingent interest and Special Interest, if any) on any Security;

(d)           impair the right to institute suit for the enforcement of any payment of principal of, or interest (including contingent interest and Special Interest, if any) on, any Security when due;

(e)           adversely affect the conversion rights provided in Article X;

(f)            modify the provisions of this Indenture requiring the Company to make an offer to repurchase Securities upon a Fundamental Change or to repurchase the Securities at the option of the Holders pursuant to Section 3.08 in any case in a manner adverse to the Holders of the Securities;

(g)           reduce the percentage of Principal Amount of the outstanding Securities necessary to modify or amend this Indenture or to consent to any waiver provided for in this Indenture;

(h)           waive a Default in the payment of the Principal Amount of, or interest (including contingent interest and Special Interest, if any) on, any Security (except as provided in Section 6.02); or

(i)            make any changes in Section 6.04, Section 6.07 or this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.  Failure to mail the notice or a defect in the notice shall not effect the validity of the amendment.

                Section 9.03  Compliance with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article IX shall comply with the TIA.

                Section 9.04  Revocation and Effect of Consents.  Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective.  After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

                Section 9.05  Notation on or Exchange of Securities.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

                Section 9.06  Trustee to Sign Supplemental Indentures.  The Trustee shall sign any supplemental indenture authorized pursuant to this Article IX if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign such supplemental indenture.  In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                Section 9.07  Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X.
CONVERSIONS

                Section 10.01  Conversion Privilege.  Subject to the provisions of this Article X, a Holder of a Security may convert such Security into Cash, and if applicable, Common Stock (the shares of Common Stock issuable upon such conversion, if any, the “Conversion Shares”), at the Conversion Rate then in effect, together with those rights, warrants or options specified in Section 10.07, to the extent applicable, if any of the following conditions is satisfied:

(a)           during any calendar quarter (the “Quarter”), if the Closing Sale Price per share of Common Stock for each of at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the Quarter preceding the Quarter in which the conversion of such Security occurs is more than 120% of the Base Conversion Price on such thirtieth Trading Day;

(b)           the Security has been called for redemption by the Company pursuant to Section 3.01;

(c)           the conversion of such Security occurs during the nine Trading Day period immediately following a period of five consecutive Trading Days in which the Security Trading Price (as determined following a request by a Holder of the Securities in accordance with the procedures set forth below in this Section 10.01) for each Trading Day in such period was less than 95% of the then-applicable Conversion Rate per $1,000 Principal Amount of the Securities multiplied by the Volume-Weighted Average Price per share of Common Stock on such Trading Day (assuming satisfaction of conditions to conversion);

(d)           (i) an issuance of rights, warrants or options referred to in Section 10.07(b) occurs or (ii) a distribution referred to in Section 10.07(c) occurs where the fair market value of such distribution per share of Common Stock (as determined by the Board of Directors of the Company, which determination shall be conclusive evidence of such fair market value) exceeds 10% of the Closing Sale Price per share of Common Stock on the Trading Day immediately preceding the date of declaration of such distribution;

(e)           (i) subject to Section 10.08, (A) a Fundamental Change occurs or (B) the Company is party to any other consolidation, merger, share exchange, sale of all or substantially all of its assets or other similar transaction pursuant to which the Common Stock is subject to conversion into shares of stock, other securities or property (including Cash) pursuant to Section 10.15 (collectively, a “Consolidation”) and (ii) the conversion of such Security occurs at any time from and after the date that is 30 days prior to the date the Company originally announces as the anticipated Effective Date of such transaction until and including the date that is 30 Business Days after the actual Effective Date of such Consolidation, or if such transaction is a Fundamental Change, until the Fundamental Change Purchase Date; or

(f)            at any time from and including March 15, 2012 to and including May 20, 2012, and any time on or after March 15, 2027.

In connection with the foregoing clause (a), at the end of each Quarter the Company shall determine whether the Securities are convertible in the subsequent Quarter pursuant to such clause (a), and based upon such determination provided by the Company to the Trustee, the Trustee shall promptly notify the Holders if the Securities are convertible.

In the case of the foregoing clauses (d)(i) and (ii), the Company must notify the Holders at least 20 days prior to the Ex-Dividend Date for such issuance or distribution.  Once the Company has given such notice, Holders may surrender their Securities for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or the Company’s announcement that such issuance or distribution will not take place.  This provision shall not apply if the Holder of a Security otherwise participates in the distribution without conversion.

The “Ex-Dividend Date” for any such issuance or distribution means the date immediately prior to the commencement of “ex-dividend” trading for such issuance or distribution on the New York Stock Exchange or such other national securities exchange or the NASDAQ Global Select Market or similar system of automated dissemination of quotations of securities prices on which the Common Stock is then listed or quoted.

If, in respect of a Conversion Date, the Applicable Stock Price is less than or equal to the Base Conversion Price, the Conversion Rate will be the Base Conversion Rate.

If, in respect of a Conversion Date, the Applicable Stock Price is greater than the Base Conversion Price, then the Conversion Rate will be determined in accordance with the following formula:

CR1 = BCR0 + [((ASP - BCP)/ASP) × ISF]

where:

CR1 = the adjusted Conversion Rate;

BCR0 = the Base Conversion Rate;

ASP = the Applicable Stock Price;

BCP = the Base Conversion Price; and

ISF = the Incremental Share Factor.

The Conversion Rate, including any additional shares of Common Stock added to the Conversion Rate in connection with a Make-Whole Fundamental Change, will not exceed 42.1408 (which is equal to a Conversion Price of $23.73 per share); however, such maximum Conversion Rate will be appropriately adjusted for the Conversion Rate adjustments set forth in Section 10.07.

The “Base Conversion Rate” is 28.5700, subject to adjustment as set forth in Section 10.07 hereof.

The “Base Conversion Price” is a dollar amount derived by dividing $1,000 by the Base Conversion Rate.

The “Incremental Share Factor” is 13.5708, subject to the same proportional adjustments as the Base Conversion Rate.

The “Applicable Stock Price” is equal to the average of the daily Volume-Weighted Average Price per share of the Common Stock during the Cash Settlement Averaging Period.

A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.  Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

If a Security is called for redemption pursuant to Article III, the right to convert such Security shall terminate at the close of business on the second Business Day before the Redemption Date for such Security (unless the Company shall default in making the redemption payment then due, in which case the conversion right shall terminate on the date such Default is cured and such Security is redeemed).  A Security in respect of which a Holder has delivered a Purchase Notice pursuant to Section 3.08 or a Fundamental Change Purchase Notice pursuant to Section 3.09 exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, is withdrawn by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Business Day prior to the Purchase Date or prior to the close of business on the Fundamental Change Purchase Date, as the case may be, in accordance with Section 3.10.

A Holder of Securities is not entitled to any rights of a holder of Common Stock unless such Holder has received Conversion Shares upon conversion of its Securities pursuant to this Article X.

The “Security Trading Price” per $1,000 in Principal Amount of Securities on any date of determination means the average of the secondary market bid quotations per $1,000 in Principal Amount of Securities obtained by the Conversion Agent for $5,000,000 in Principal Amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Conversion Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Conversion Agent, such one bid shall be used.  If the Conversion Agent cannot reasonably obtain at least one bid for $5,000,000 in Principal Amount of Securities from a nationally recognized securities dealer or, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Security Trading Price will be determined in good faith by the calculation agent (which shall initially be the Company unless the Company shall have appointed a calculation agent, which may be any investment bank with a national or international reputation with experience in such matters) taking into account in such determination such factors as it, in its sole discretion after consultation with the Company, deems appropriate.  Other than in connection with a determination of whether contingent interest shall be payable, the Conversion Agent shall have no obligation to determine the Security Trading Price unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder of the Securities provides the Company with reasonable evidence that the Security Trading Price is less than 95% of the product of the Volume-Weighted Average Price per share of the Common Stock on that day and the then-applicable Conversion Rate per $1,000 in Principal Amount of Securities (assuming satisfaction of conditions to such conversion); at which time the Company shall instruct the Conversion Agent to determine the Security Trading Price beginning on the next Trading Day and on each successive Trading Day until the Security Trading Price is greater than or equal to 95% of the product of the Volume-Weighted Average Price per share of the Common Stock and the then-applicable Conversion Rate per $1,000 in Principal Amount of Securities (assuming satisfaction of conditions to such conversion).

                Section 10.02.  Consideration Upon Conversion.

(a)           Upon conversion of Securities pursuant to this Article X, the Company shall deliver to each Securityholder validly tendering their Securities for conversion the following (the “Conversion Value”):

(i)            an amount (the “Principal Return”) in cash equal to the sum of the Daily Principal Return for each Trading Day in the Cash Settlement Averaging Period for such conversion; and

(ii)           if the sum of the Daily Net Shares for each Trading Day in the Cash Settlement Averaging Period for such conversion is greater than or equal to one (1), a certificate for a number of shares of Common Stock (the “Net Shares”) equal to such sum; provided, however, that the Company shall not issue fractional shares of Common Stock and shall instead deliver cash (in addition to any other consideration payable upon such conversion) in an amount equal to the value of such fraction computed on the basis of the Volume-Weighted Average Price per share of Common Stock on the last Trading Day of such Cash Settlement Averaging Period.

(b)           The Company shall deliver such Principal Return and, if applicable, such Net Shares as soon as practicable following the Conversion Date (as defined below), but in no event later than three (3) Business Days after the last Trading Day in the Cash Settlement Averaging Period applicable to such conversion (assuming the Holder has satisfied all conversion requirements); provided, however, that:

(i)            if a Securityholder surrenders a Security for conversion in connection with a Make-Whole Fundamental Change under circumstances where the Company must increase the Conversion Rate applicable to that Security, then the Company will deliver, through the Conversion Agent, the consideration that is payable on account of the increase in the Conversion Rate as soon as practicable, but in no event after the third Business Day after the later of:

•                  the date the Securityholder surrenders the Security for conversion;

•                  the last Trading Day in the applicable Cash Settlement Averaging Period; and

•                  the Effective Date of the Make-Whole Fundamental Change;

(ii)           if the conversion is in connection with a redemption, the settlement date will be the Redemption Date; and

(iii)          if a Securityholder submits a conversion notice on the back of the Security (a ”Conversion Notice”) during the period beginning on the 33rd scheduled Trading Day prior to the Stated Maturity and ending at the close of business on the Business Day immediately preceding the Stated Maturity, the settlement date will be the Stated Maturity.

“Cash Settlement Averaging Period” shall mean, with respect to a Security that is tendered for conversion in accordance with this Article X, either (i) in the event such Security is surrendered for such conversion during the period beginning on the thirty-third (33rd) scheduled Trading Day prior to the Stated Maturity and ending at the close of business on the Business Day immediately preceding the Stated Maturity, the thirty (30) consecutive Trading Days beginning on, and including, the thirtieth (30th) scheduled Trading Day prior to the Stated Maturity; and (ii) in all other circumstances, the thirty (30) consecutive Trading-Day period that begins on, and includes, the third (3rd) Trading Day after the day of the Conversion Date for such conversion.

“Daily Principal Return” shall mean, with respect to a Trading Day, the lesser of thirty-three dollars and thirty-three cents ($33.33) and the Daily Conversion Value for such Trading Day.

“Daily Conversion Value” shall mean, with respect to a Trading Day, one-thirtieth (1/30th) of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Volume-Weighted Average Price per share of Common Stock on such Trading Day.

“Daily Net Shares” shall mean, with respect to a Trading Day, an amount equal to the following: (i) if the Daily Conversion Value for such Trading Day is equal to or less than thirty-three dollars and thirty-three cents ($33.33), then the Daily

Net Shares with respect to such Trading Day shall mean an amount equal to zero (0); and (ii) if the Daily Conversion Value for such Trading Day exceeds thirty-three dollars and thirty-three cents ($33.33), then the Daily Net Shares with respect to such Trading Day shall mean a fraction (a) whose numerator is the excess of such Daily Conversion Value over thirty-three dollars and thirty-three cents ($33.33) and (b) whose denominator is the Volume-Weighted Average Price per share of the Common Stock on such Trading Day; provided, however, that the Board of Directors shall, in its good faith determination, which shall be described in a Board Resolution, make appropriate adjustments to such Daily Net Shares to account for any adjustments to the Conversion Rate which shall have become effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of such event occurs, during the applicable Cash Settlement Averaging Period.

The “Ex Date” (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer means the first date on which the Common Stock trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).

The “Volume-Weighted Average Price” per share of the Common Stock on any Trading Day shall mean the volume-weighted average price per share of Common Stock on the NASDAQ Global Select Market or, if the Common Stock shall not be listed on the NASDAQ Global Select Market, on the principal exchange or over-the-counter market on which the Common Stock shall then be listed or traded, from 9:30 a.m.  to 4:00 p.m.  (New York City time) on such Trading Day as displayed by Bloomberg; provided, however, that if such volume-weighted average price shall not be available, then the amount to be used as the Volume-Weighted Average Price on such Trading Day for purposes hereof shall be determined by a nationally recognized investment banking firm retained for such purpose by the Company.

                Section 10.03  Conversion Procedure.  To convert a Security, a Holder must satisfy the requirements in paragraph 8 of the Securities and (i) complete and manually sign the Conversion Notice and deliver such notice to the Conversion Agent, (ii) surrender the Security to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (iv) pay any transfer or other tax, if required by Section 10.05 and (v) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary’s book-entry conversion programs.  The date on which the Holder satisfies all of the foregoing requirements is the “Conversion Date”.  As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through the Conversion Agent Cash, and if applicable, either (i) a certificate for or (ii) a book-entry notation of the number of whole Conversion Shares and Cash in lieu of any fractional Conversion Share pursuant to Section 10.06.

The person in whose name any such certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.  Upon conversion of a Security, such person shall no longer be a Holder of such Security.

No payment or adjustment will be made for accrued interest (including contingent interest and Special Interest, if any), on a converted Security or for dividends or distributions on Conversion Shares, but if any Holder surrenders a Security for conversion between the record date for the payment of an installment of interest and the next interest payment date, then, notwithstanding such conversion, the interest (including contingent interest and Special Interest, if any) payable on such interest payment date shall be paid to the Holder of such Security on such record date.  In such event, such Security, when surrendered for conversion, must be accompanied by delivery of a check payable to the Conversion Agent in an amount equal to the interest (including contingent interest and Special Interest, if any) payable on such interest payment date on the portion so converted.  If such payment does not accompany such Security, the Security shall not be converted; provided, however, that no such check shall be required if such Security has been called for redemption on a Redemption Date within the period between and including such record date and such interest payment date, or if such Security is surrendered for conversion on the interest payment date.  If the Company defaults in the payment of interest (including contingent interest and Special Interest, if any) payable on the interest payment date, the Conversion Agent shall repay such funds to the Holder.

If a Holder converts more than one Security at the same time, the amount of Cash and number of Conversion Shares, if any are issued, shall be based on the aggregate Principal Amount of Securities converted.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in Principal Amount to the unconverted portion of the Security surrendered.

                Section 10.04  Adjustments Below Par Value.  Before taking any action which would cause an adjustment increasing the Conversion Rate such that the shares of Common Stock issuable upon conversion of the Securities would be issued for less than the par value of such Common Stock, the Company will take all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Rate.

                Section 10.05  Taxes on Conversion.  If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on any Conversion Shares issued.  However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Conversion Agent may refuse to deliver the certificates representing the Conversion Shares being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulations.

                Section 10.06  Company to Provide Stock.  The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock as would be required pursuant to this Article X to be delivered to Holders upon the conversion of their Securities pursuant to this Article X.

The Company covenants that any Conversion Shares delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

                Section 10.07  Adjustment of Conversion Rate.   The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)           In case the Company shall (i) pay a dividend or other distribution in shares of Common Stock or other Capital Stock to all or substantially all holders of Common Stock, (ii) split its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares or (iv) reclassify its outstanding Common Stock, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Capital Stock which it would have owned or have been entitled to receive had such Security been converted immediately prior to the happening of such event.  An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in the case of a split, combination or reclassification.

(b)           In case the Company shall issue to all holders of its Common Stock, rights, warrants or options entitling such holders (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at an exercise price per share of Common Stock less than the average of the Closing Sale Prices per share for the ten Trading Days immediately preceding the date such issuance was publicly announced, the Conversion Rate in effect immediately prior such issuance shall be adjusted in accordance with the following formula:

CR1 = CR0 × (OS0 + X)/(OS0 + Y)

where:

CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1 = the new Conversion Rate in effect immediately on and after the Ex-Dividend Date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such distribution;

X = the aggregate number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise all such rights, warrants or options and (B) the average of the Closing Sale Prices of the Common Stock for the ten consecutive Trading Days ending on the Trading Day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

Such adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after such record date.  If at the end of the period during which such rights, warrants or options are exercisable not all rights, warrants or options shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been upon application of the foregoing adjustment substituting the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued) for the total number of shares of Common Stock offered (or the convertible securities offered).

(c)           In case the Company shall distribute to all holders of its Common Stock any shares of Capital Stock of the Company (other than Common Stock) or evidences of its indebtedness, Cash, other securities or other assets, or shall distribute to all holders of its Common Stock, rights, warrants or options to subscribe for or purchase any of its securities (excluding: (i) rights, options, warrants and other securities referred to in subsections (b) above or (d), (e) or (h) below; and (ii) those dividends, distributions, splits and combinations referred to in subsection (a) above); then in each such case the Conversion Rate shall be adjusted in accordance with the following formula:

CR1 = CR0 × SP0/(SP0 - FMV)

where:

CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1 = the new Conversion Rate in effect immediately on and after the Ex-Dividend Date for such distribution;

SP0 = the Closing Sale Price of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the record date and the Ex-Dividend Date for such distribution;

provided that if “FMV” with respect to such distribution is equal to or greater than “SP0” with respect to such distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each Securityholder shall have the right to receive on the date such shares of capital stock, evidences of indebtedness, other assets or property of the Company, or rights, warrants or options to purchase securities of the Company are distributed to holders of Common Stock, for each Security, the amount of shares of capital stock, evidences of indebtedness, other assets or property of the Company, or rights, warrants or options to purchase securities of the Company such Securityholder would have received had such Securityholder owned a number of shares of Common Stock equal to a fraction the numerator of which is the product of the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution, and the aggregate principal amount of Securities held by such Securityholder and the denominator of which is one thousand dollars ($1,000).  An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph shall become effective as of the open of business on the Ex-Dividend Date for such distribution.

(d)           In the event the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of publicly-traded Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company (each, a “Spin-Off”), the Conversion Rate shall be adjusted, if at all, in accordance with the following formula:

CR1 = CR0 × (FMV0 + MP0)/MP0

where:

CR0 = the Conversion Rate in effect on the tenth Trading Day immediately following, and including, the Ex Date in respect of such Spin-Off;

CR1 = the new Conversion Rate immediately after the tenth Trading Day immediately following, and including, the Ex Date in respect of such Spin-Off;

FMV0 = the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Days after the Ex Date in respect of such Spin-Off; and

MP0 = the average of the Closing Sale Prices of the Common Stock over the first ten consecutive Trading Days commencing on and including such fifth Trading Day after the Ex Date in respect of such Spin-Off.

An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph will occur as of the close of business on the tenth Trading Day immediately following and including the Ex Date in respect of such Spin-Off; provided, that in respect of any conversion within the ten Trading Days following the Ex Date in respect of such Spin-Off, references within this subsection (d) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex Date in respect of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

If any Spin-Off described in this subsection (d) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such Spin-Off had not been declared.

(e)           In case the Company shall declare a Cash dividend or distribution to all the holders of Common Stock, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the opening of business on the Ex Date in respect of such dividend or distribution by a fraction (i) whose numerator shall be the current market price per share of Common Stock on such Ex Date and (ii) whose denominator shall be an amount equal to (x) such current market price per share of Common Stock on the Ex Date less (y) the amount of the distribution per share of the Common Stock; provided, however, that the Conversion Rate shall not be adjusted pursuant to this Section 10.07(e) to the extent, and only to the extent, such adjustment would cause the Conversion Price to be less than $0.001 (which minimum amount shall be subject to appropriate adjustments, in the good faith determination of the Board of Directors (whose determination shall be described in a Board Resolution), to account for stock splits and combinations, stock dividends, reclassifications and similar events); provided further that, if the denominator of such fraction shall be equal to or less than zero, the Conversion Rate shall be instead adjusted so that the Conversion Price is equal to $0.001 (as adjusted in accordance with the immediately preceding proviso).  An adjustment to the Conversion Rate pursuant to this Section 10.07(e) shall become effective as of the opening of business on the Ex Date.  It is expressly understood that a stock buyback or repurchase by the Company or a similar transaction or program shall in no event trigger an adjustment to the Conversion Rate pursuant to this Section 10.07(e).  In no event shall the Conversion Rate be decreased pursuant to this Section 10.07(e), except as provided in Section 10.10.

If any dividend or distribution described in this subsection (e) is declared but not so paid or made, the Conversion Rate shall not be adjusted.

(f)            If the Company or any of its Subsidiaries completes a repurchase, by way of a tender or exchange offer (other than an odd lot tender offer), of the Common Stock to the extent that the Cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 × (AC + (SP1 × OS1))/(SP1 × OS0)

where

CR0 = the Conversion Rate in effect on the Trading Day immediately following the date such tender offer or exchange offer expires;

CR1 = the Conversion Rate in effect on the second Trading Day immediately following the date such tender offer or exchange offer expires;

AC = the aggregate value of all Cash and any other consideration (as determined by the Board of Directors) paid or payable for the Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender offer or exchange offer expires;

OS1 = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender offer or exchange offer); and

SP1 = the Closing Sale Price of the Common Stock on the Trading Day next succeeding the date such tender offer or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.  Any adjustment to the Conversion Rate made pursuant to this subsection (f) shall become effective as of the opening of business on the second day immediately following the date such tender offer or exchange offer expires.

(g)           For the purpose of any computation under this Section 10.07, the “current market price” per share of Common Stock on any date shall be deemed to be the average of the Closing Sale Prices per share for the ten consecutive Trading Days ending on, but excluding, the earlier of such date and the Ex Date with respect to the issuance or distribution requiring such computation; provided, however, that such current market price per share of Common Stock shall be appropriately adjusted by the Company, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs at any time during the period that begins on, and includes, the first day of such ten consecutive Trading Days and ends on, and includes, the date when the adjustment to the Conversion Rate on account of the event requiring the computation of such current market price becomes effective.

(h)           If the Company has implemented or implements a Stockholder Rights Plan (as defined below), the Company agrees that such Stockholder Rights Plan will provide that upon any conversion of the Securities by any Holder, in which Conversion Shares are issued, if any, prior to a Trigger Event (as defined below), the Holders shall receive the rights, warrants or options issued under such plan.  Rights, warrants or options distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, warrants or options, until the occurrence of a specified event or events (a “Trigger Event”), (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable, and (iii) are also issued in respect of future issuances of Common Stock, (a “Stockholder Rights Plan”) shall not be deemed distributed for purposes of this Section 10.07 and no adjustment to the Conversion Price shall be required to be made until the occurrence of the earliest Trigger Event.  In addition, in the event of any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under this Section 10.07, (1) in the case of any such rights, warrants or options which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights, warrants or options (assuming such holder had retained such rights, warrants or options), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of any such rights, warrants or options all of which shall have expired without exercise by any holder thereof, the Conversion Rate shall be readjusted as if such issuance had not occurred.

In any case in which this Section 10.07 shall require that an adjustment be made immediately following a record date established for purposes of this Section 10.07, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 10.13) issuing to the Holder of any Security converted after such record date the Cash, the Conversion Shares, if applicable, and other Capital Stock of the Company, if applicable, issuable upon such conversion over and above the Cash, the Conversion Shares, if applicable, and other Capital Stock of the Company, if applicable, issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of such consideration the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such consideration.

                Section 10.08.  Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change.

(a)           Upon the occurrence of events specified under clause (i) or (ii) of the definition of Fundamental Change (each, a “Make-Whole Fundamental Change”) prior to May 20, 2012, the Company shall increase the Conversion Rate at any time from, and including, the 30th day before the date the Company originally announces as the anticipated Effective Date of such Make-Whole Fundamental Change to, and including, the Fundamental Change Purchase Date.

As used herein, “Effective Date” means the date upon which a consolidation, merger, share exchange, sale of all or substantially all assets of the Company and its Subsidiaries, taken as a whole, or similar transactions, including, without limitation, a Fundamental Change, becomes effective and (i) in the case of a Make-Whole Fundamental Change described under clause (i) of the definition of Fundamental Change, if the consideration paid for the Company’s property and assets consists solely of Cash, “Applicable Price” means the Cash amount paid for the Company’s property and assets, expressed as an amount per share of the Common Stock outstanding on the Effective Date of the asset sale, (ii) in the case of a Make-Whole Fundamental Change described under clause (ii) of the definition of Fundamental Change, if the consideration (excluding Cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in the Make-Whole Fundamental Change consists solely of Cash, then the “Applicable Price” means the Cash amount paid per share of the Common Stock in the Make-Whole Fundamental Change, and (iii) in all other cases, the “Applicable Price” means the average of the Closing Sale Prices per share of the Common Stock for the five consecutive Trading Days prior to the Effective Date.  The Board of Directors shall make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs at any time during those five consecutive Trading Days.

(b)           In connection with the Make-Whole Fundamental Change, the Company shall increase the Conversion Rate by reference to the table below, based on the Effective Date and the Applicable Price.

If an event occurs that requires an adjustment to the Conversion Rate, the Company shall, on the date the Company is required to adjust the Conversion Rate, adjust each Applicable Price set forth in the first column of the table below by multiplying the Applicable Price in effect immediately before the adjustment by a fraction:

(i)            whose numerator is the Conversion Rate in effect immediately before the adjustment; and

(ii)           whose denominator is the adjusted Conversion Rate.

In addition, the Company shall adjust the number of additional shares in the table below in the same manner in which, and for the same events for which, the Company must adjust the conversion rate as described under this Section 10.08.

Number of additional shares per $1,000 principal amount of notes

			Effective Date
Applicable Price	May 9, 2007	May 15, 2008	May 15, 2009	May 15, 2010	May 15, 2011	May 20, 2012
$23.73	13.57	13.57	13.57	13.57	13.57	13.57
$25.00	13.24	12.56	11.79	11.43	11.43	11.43
$30.00	11.15	10.22	9.11	7.82	6.27	4.76
$35.00	10.19	9.18	7.98	6.54	4.63	0.00
$40.00	8.08	7.10	5.94	4.53	2.71	0.00
$45.00	6.64	5.72	4.65	3.37	1.79	0.00
$50.00	5.62	4.76	3.79	2.66	1.34	0.00
$60.00	4.27	3.56	2.78	1.91	0.95	0.00
$70.00	3.43	2.85	2.21	1.52	0.78	0.00
$80.00	2.86	2.37	1.85	1.28	0.66	0.00
$90.00	2.45	2.03	1.59	1.10	0.58	0.00
$100.00	2.13	1.77	1.39	0.97	0.51	0.00
$125.00	1.58	1.32	1.04	0.73	0.39	0.00
$150.00	1.23	1.03	0.81	0.57	0.30	0.00
$175.00	0.98	0.82	0.65	0.46	0.25	0.00
$200.00	0.79	0.67	0.53	0.38	0.20	0.00

                In the event the Applicable Price and Effective Date are not as set forth in the table above:

(i)            if the actual Applicable Price is between two Applicable Prices listed in the table, or the actual Effective Date is between two Effective Dates listed in the table above, the Company shall determine the number of additional shares of Common Stock by linear interpolation between the numbers of additional shares of Common Stock set forth for the two Applicable Prices, or for the two Effective Dates based on a 365-day year, as applicable;

(ii)           if the actual Applicable Price is greater than $200.00 per share (subject to adjustment), the Conversion Rate shall not be increased; and

(iii)          if the actual Applicable Price is less than $23.73 per share (subject to adjustment), the Conversion Rate shall not be increased.

The Company will not increase the Conversion Rate as set forth above to the extent the increase will cause the Conversion Rate to exceed 42.1408 shares of Common Stock per $1,000 Principal Amount of the Securities.  This maximum Conversion Rate shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate shall be adjusted pursuant to Section 10.07.  The Company’s obligation to increase the Conversion Rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

(c)           The Company shall mail to Holders, at their addresses appearing in the security register, notice of, and the Company shall publicly announce, through a reputable national newswire service, the anticipated Effective Date of any proposed Make-Whole Fundamental Change.  The Company must make this mailing, announcement and publication at least 30 days prior to the anticipated Effective Date of such Make-Whole Fundamental Change.  No later than the fifth Business Day after the Effective Date of each Make-Whole Fundamental Change, the Company shall mail written notice of, and shall publicly announce, through a reputable national newswire service, such Effective Date and the Applicable Price applicable to such Make-Whole Fundamental Change.

(d)           If a Securityholder surrenders its Securities for conversion in connection with a Make-Whole Fundamental Change that the Company has announced, but such Make-Whole Fundamental Change is not consummated, then the Securityholder will not be entitled to the increased Conversion Rate referred to above in connection with the conversion.

                Section 10.09.  Reserved.

                Section 10.10  No Adjustment.  No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which by reason of this Section 10.10 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  Notwithstanding the foregoing, on each annual anniversary of the first original issuance date of the Securities, upon any redemption and on the applicable Conversion Date, all adjustments not previously made will be made on such date.  All calculations under this Article X shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

No adjustment need be made for a transaction referred to in Section 10.07 if Holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

No adjustment need be made for rights to purchase Common Stock or issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

No adjustment need be made for a change in the par value or a change to no par value of the Common Stock.

                Section 10.11  Equivalent Adjustments.  In the event that, as a result of an adjustment made pursuant to Section 10.07, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Common Stock, thereafter the Conversion Rate applicable to such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article X.

                Section 10.12  Adjustment for Tax Purposes.  The Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by Section 10.07 and 10.08, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution or securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                Section 10.13  Notice of Adjustment.  Whenever the Conversion Rate is adjusted, or Securityholders become entitled to other securities or assets, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it.  The certificate shall be conclusive evidence of the correctness of such adjustment and the Trustee may conclusively assume that, unless and until such certificate is received by it, no such adjustment is required.

                Section 10.14  Notice of Certain Transactions.  In case:

(a)           the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in Cash out of retained earnings); or

(b)           the Company shall authorize the granting to the holders of its Common Stock of rights, warrants or options to subscribe for or purchase any share of any class or any other rights, warrants or options; or

(c)           of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value, or of any consolidation, merger, or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company); or

(d)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities at its address appearing on the list provided for in Section 2.05, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, share exchange, transfer, dissolution, liquidation or winding-up.

                Section 10.15  Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Conversion Privilege.  If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, combination, merger or share exchange to which the Company is a party (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock); or (iii) any sale or conveyance of all or substantially all of the assets of the Company, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, share exchange, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of Capital Stock and other securities and property (including Cash) receivable upon such reclassification, change, consolidation, merger, share exchange, sale or conveyance by a holder of the number of shares of Common Stock equal to the Conversion Value deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, share exchange, sale or conveyance.  Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article X.  For purposes of the foregoing, where such a reclassification, change, consolidation, merger, share exchange, sale or conveyance involves a transaction that causes shares of the Common Stock to be exchanged into the right to receive more than a single type of consideration based upon any form of shareholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election.  If, in the case of any such consolidation, merger, share exchange, sale or conveyance, the stock or other securities and property (including Cash) receivable thereupon by a holder of Common Stock includes shares of Capital Stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.  The provision of this Section 10.15 shall similarly apply to successive consolidations, mergers, share exchanges, sales or conveyances.  Notwithstanding the foregoing, a distribution by the Company to all or substantially all holders of its Common Stock for which an adjustment to the Conversion Rate or provision for conversion of the Securities may be made pursuant to Section 10.07 shall not be deemed to be a sale or conveyance of all or substantially all of the assets of the Company for purposes of this Section 10.15.

In the event the Company shall execute a supplemental indenture pursuant to this Section 10.15, the Company shall promptly file with the Trustee an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including Cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, share exchange, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

                Section 10.16  Trustee’s Disclaimer.  The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what such adjustment should be made, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.13.  The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article X.  Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 10.16 as the Trustee.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.15, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.13.

                Section 10.17  Voluntary Increase.  The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Trading Days or such longer period as may be required by law and if the increase is irrevocable during the period; provided that in no event may the Conversion Rate be adjusted such that the resulting Conversion Price shall be less than the par value of a share of Common Stock.

                Section 10.18  Simultaneous Adjustments.  In the event that this Article X requires adjustments to the Conversion Rate under more than one of Sections 10.07(c), (d) and (e), and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.07(d) or (e), as applicable, and, second, the provisions of Section 10.07(c).  If more than one event requiring adjustment shall occur before completing the determination of the Conversion Rate for the first event requiring such adjustment, then the Board of Directors (whose determination shall, if made in good faith, be conclusive) shall make such adjustments to the Conversion Rate (and the calculation thereof) after giving effect to all such events as shall preserve for Securityholders the Conversion Rate protection provided in Section 10.07 and 10.08.

ARTICLE XI.
MISCELLANEOUS

                Section 11.01  Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                Section 11.02  Notices.  Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows, or transmitted by facsimile transmission (confirmed orally) to the following facsimile numbers:

if to the Company, to:

5 Concourse Parkway, Suite 1800
Atlanta, GA 30328
Attention: President
Facsimile No.: (678) 992-1012

in either case, with a copy to:

Paul, Hastings, Janofsky & Walker LLP
600 Peachtree Street, N.E.

Twenty-Fourth Floor
Atlanta, GA 30308
Attention: Tinley Anderson, Esq.
Facsimile No.: (404) 685-5215

if to the Trustee, to:

LaSalle Bank National Association
135 South LaSalle Street, Suite 1560
Chicago, IL 60603
Attention: Corporate Trust Debt
Services Division - Sciele
Pharma, Inc. Notes due 2027

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

                Section 11.03  Communication by Holders with Other Holders.  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

                Section 11.04  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such eligible and qualified Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating the information on which counsel is relying unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 11.05  Statements Required in Certificate or Opinion.  Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)           a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c)           a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement that, in the opinion of such person, such covenant or condition has been complied with.

                Section 11.06  Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                Section 11.07  Rules by Trustee, Paying Agent, Conversion Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Securityholders.  The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.  The Paying Agent, the Registrar and the Conversion Agent shall be afforded all of the same rights, protections and immunities as the Trustee hereunder.

                Section 11.08  Legal Holidays.  A “Legal Holiday” is any day other than a Business Day.  If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest (including contingent interest and Special Interesst, if any) shall accrue for the intervening period.

                Section 11.09  Governing Law.  THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS RULES.

                Section 11.10  No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

                Section 11.11  Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

                Section 11.12.  Calculations in Respect of the Securities.

                                                The Company and its agents shall make all calculations under this Indenture and the Securities in good faith.  In the absence of manifest error, such calculations shall be final and binding on all Securityholders.  The Company shall provide a copy of such calculations to the Trustee as required hereunder, and, absent such manifest error, the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification.  For the avoidance of doubt, the Trustee shall not be responsible for making any calculations under this Agreement.

Section 11.13.  Multiple Originals

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

SCIELE PHARMA, INC.
By:	/s/ Darrell Borne

Name: Darrell Borne
Title: Executive Vice President, Chief
Financial Officer, Secretary and
Treasurer
LASALLE BANK NATIONAL
ASSOCIATION, as Trustee
By:	/s/ Erik Benson
Name: Erik Benson
Title: First Vice President

EXHIBIT A-1

[FORM OF FACE OF GLOBAL SECURITY]

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S.  FEDERAL INCOME TAX PURPOSES.  FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $1000 PER $1000 OF PRINCIPAL AMOUNT, THE ISSUE DATE IS MAY 14, 2007 AND THE COMPARABLE YIELD IS 7.29 % PER ANNUM.  HOLDERS OF THIS SECURITY MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, YIELD TO MATURITY AND THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: SCIELE PHARMA, INC., 5 CONCOURSE PARKWAY, SUITE 1800, ATLANTA, GA 30328, ATTN.: CHIEF FINANCIAL OFFICER, SUCH INFORMATION TO BE MADE AVAILABLE, BEGINNING NO LATER THAN 10 DAYS AFTER THE ISSUE DATE, PROMPTLY UPON REQUEST.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO SCIELE PHARMA, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

SCIELE PHARMA, INC.

2.625% Contingent Convertible Senior Notes Due 2027

No.:	CUSIP: [ ]
Issue Date:	Principal Amount: $[ ]

SCIELE PHARMA, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount as set forth above, on May 15, 2027, subject to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.  This Security is convertible as specified on the other side of this Security.

Interest Payment Dates:	May 15 and November 15, commencing November 15, 2007
Record Dates:	May 1 and November 1
Dated:
SCIELE PHARMA, INC.
By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

LaSalle Bank National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
Authorized Signatory
Dated:
By:

Authorized Signatory
Dated:

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[FORM OF REVERSE SIDE OF NOTE]

SCIELE PHARMA, INC.

2.625% Contingent Convertible Senior Notes Due 2027

1.  Interest.

This Security shall accrue interest at an initial rate of 2.625% per annum.  The Company promises to pay interest on the Securities in Cash semiannually on each May 15 and November 15, commencing November 15, 2007, to Holders of record on the immediately preceding May 1 and November 1, respectively, whether or not such day is a Business Day.  Interest on the Securities will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from May 14, 2007, until the Principal Amount is paid or duly made available for payment.  The Company will pay interest on any overdue Principal Amount at the interest rate borne by the Securities at the time such interest on the overdue Principal Amount accrues, compounded semiannually, and it shall pay interest on overdue installments of interest (without regard to any applicable grace period), at the same interest rate compounded semiannually.  Interest (including contingent interest and Special Interest, if any) on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company shall pay contingent interest to the Holders during any six-month period (a “Contingent Interest Period”) from, and including May 15 to, but excluding, November 15 and from, and including November 15 to, but excluding, May 15, with the initial six-month period commencing May 15, 2012, if the average Security Trading Price for the five Trading Day period ending on the third Trading Day immediately preceding the first day of the applicable Contingent Interest Period equals 120% or more of the Principal Amount of such Security.  The amount of contingent interest payable per $1,000 Principal Amount of Securities in respect of any Contingent Interest Period shall equal 0.5% per annum.  The Company will pay contingent interest, if any, in the same manner as it will pay interest as described above.

2.  Method of Payment.

The Company will pay interest (including contingent interest and Special Interest, if any) on this Security (except defaulted interest) to the Person who is the registered Holder of this Security at the close of business on May 1 or November 1, as the case may be, next preceding the related interest payment date.  Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Redemption Price, Purchase Price, Fundamental Change Purchase Price and the Principal Amount at Stated Maturity, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security.  The Company will pay Cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Company may pay interest (including contingent interest and Special Interest, if any), the Redemption Price, the Purchase Price, Fundamental Change Purchase Price and the Principal Amount at Stated Maturity, as the case may be, by check or wire payable in such money; provided, however, that a Holder holding Securities with an aggregate Principal Amount in excess of $1,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder.  The Company may mail an interest check to the Holder’s registered address.

Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.  Paying Agent, Conversion Agent and Registrar.

Initially, LaSalle Bank National Association (the “Trustee”) will act as Paying Agent, Conversion Agent and Registrar.  The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in Chicago, Illinois, which shall initially be an office or agency of the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.  Indenture; Ranking.

The Company issued the Securities under an Indenture dated as of May 14, 2007 (the “Indenture”), between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

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The Securities are limited to $325,000,000 aggregate Principal Amount (subject to Section 2.07 of the Indenture).  The Securities are the Company’s senior unsecured obligations and will be subordinated in right of payment to all of the Company’s existing and future secured indebtedness (to the extent of the value of the collateral securing the same), if any, and will be structurally subordinated to all existing and future indebtedness and other liabilities of the Subsidiaries.  The Securities will rank pari passu with each other and with all of the Company’s other existing and future senior unsecured indebtedness.  The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.  Redemption at the Option of the Company.

No sinking fund is provided for the Securities.  Prior to May 20, 2012, the Company may not redeem the Securities.  At any time on or after May 20, 2012, the Company may redeem the Securities, in whole or in part, at a redemption price, payable in cash (the “Redemption Price”), equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including contingent interest and Special Interest, if any) thereon, to, but excluding, the redemption date therefor (the “Redemption Date”).  If a Redemption Date is on or after an interest record date but on or prior to the related interest payment date, interest (including contingent interest and Special Interest, if any) will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

6.  Purchase By the Company at the Option of the Holder.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder, in any integral multiple of $1,000, on May 15, 2012, May 15, 2017 and May 15, 2022 (each, a “Purchase Date”) at a purchase price per Security equal to 100% of the aggregate Principal Amount of the Security (the “Purchase Price”), together with accrued and unpaid interest (including contingent interest and Special Interest, if any) thereon, up to but not including the Purchase Date (provided that, if the Purchase Date is on or after an interest record date but on or prior to the related interest payment date, accrued and unpaid interest (including contingent interest and Special Interest, if any) will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date) upon delivery of a Purchase Notice containing the information set forth in the Indenture, together with the Securities subject thereto, at any time from the opening of business on the date that is 30 Business Days prior to such Purchase Date until the close of business on the Business Day prior to such Purchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

At the option of the Holder and subject to the terms and conditions of the Indenture, including, without limitation, Section 10.08 thereof, the Company shall become obligated to purchase the Securities held by such Holder after the occurrence of a Fundamental Change of the Company for a Fundamental Change Purchase Price equal to 100% of the Principal Amount thereof plus accrued and unpaid interest (including contingent interest and Special Interest, if any) thereon, up to but not including the Fundamental Change Purchase Date which Fundamental Change Purchase Price shall be paid in Cash.  Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If Cash sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, and accrued and unpaid interest (including contingent interest, and Special Interest, if any) of all Securities or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, interest (including contingent interest and Special Interest, if any) cease to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Security.

7.  Notice of Redemption.

Notice of redemption pursuant to paragraph 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address.  If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest (including contingent interest and Special Interest, if any) cease to accrue on such Securities or portions thereof.  Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount, and a new Security in Principal Amount equal to the unredeemed principal portion will be issued.

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8.  Conversion.

Subject to the provisions of Article X of the Indenture, a Holder of a Security may convert such Security into shares of Common Stock of the Company if any of the conditions specified in paragraphs (a) through (f) of Section 10.01 of the Indenture is satisfied.  Upon conversion, no adjustment for interest (including contingent interest and Special Interest, if any), or dividends will be made.  If, in respect of a Conversion Date, the Applicable Stock Price is greater than the Base Conversion Price, the Conversion Rate will be adjusted as specified in Section 10.01 of the Indenture.  No fractional shares required to be issued upon conversion; in lieu thereof, an amount will be paid in Cash based upon the Volume-Weighted Average Price per share of the Common Stock on the last Trading Day of the applicable Cash Settlement Averaging Period.

To convert a Security, a Holder must (a) complete and sign the Conversion Notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary’s book-entry conversion programs.  If a Holder surrenders a Security for conversion between the record date for the payment of an installment of interest and the next interest payment date, the Security must be accompanied by payment of an amount equal to the interest (including contingent interest, and Special Interest, if any) payable on such interest payment date on the Principal Amount of the Security or portion thereof then converted; provided, however, that no such payment shall be required if such Security has been called for redemption on a Redemption Date within the period between and including such record date and such interest payment date, or if such Security is surrendered for conversion on the interest payment date.  A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

A Security in respect of which a Holder has delivered a Purchase Notice or a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to repurchase such Security as provided in Section 3.08 or Section 3.09, respectively, of the Indenture may be converted only if such notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture.

9.  Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or a Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

10.  Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11.  Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the money or securities must look to the Company, for payment as general creditors unless an applicable abandoned property law designates another person.

12.  Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding.  Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities so long as such changes, other than those in clause (ii), do not adversely affect the interest of Securityholders (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to comply with Article V or Section 10.01(e) or Section 10.15 of the Indenture, (iii) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee, or (iv) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

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13.  Defaults and Remedies.

Under the Indenture, Events of Default include, in summary form, (i) default in the payment of any interest (including contingent interest and Special Interest, if any) on any Securities and such default continues for 10 Business Days; (ii) default in payment of the Principal Amount, Redemption Price, Purchase Price or Fundamental Change Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company in the performance, or breach, of any of the Company’s other covenants in this Security or the Indenture which are not remedied within 45 days of receipt of notice thereof; (iv) defaults by the Company or a Subsidiary in the payment when due of indebtedness in excess of $5,000,000; (v) the Company or a Subsidiary fails to pay when due any final, non-appealable judgment (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $5,000,000, which judgments are not stayed, bonded or discharged within 60 days of their entry; (vi) failure by the Company to deliver the Conversion Value upon conversion of Securities by a Holder in accordance with the provisions of the Indenture; (vii) failure by the Company to give notice to Holders of their right to require the Company to repurchase Securities upon a Fundamental Change or to make a payment to purchase Securities tendered following a Fundamental Change; (viii) if a material portion of the Company’s or a Subsidiary’s assets, which assets represent a material portion of the assets of the Company and its Subsidiaries as a whole, is attached, seized or subjected to a writ or distress warrant or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within 30 days thereafter; and (ix) certain events of bankruptcy or insolvency.

Pursuant to Section 6.02 of the Indenture, notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default specified in Section 6.01(c) of the Indenture relating to the failure by the Company to comply with its obligations under Section 4.02 of the Indenture and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the first 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive special interest on the Securities at an annual rate equal to 0.25% of the principal amount of the outstanding Securities.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security.  Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

14.  Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

16.  Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

17.  Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (“tenants in common”), TEN ENT (“tenants by the entireties”), JT TEN (“Joint tenants with right of survivorship and not as tenants in common”), CUST (“custodian”) and U/G/M/A (“Uniform Gift to Minors Act”).

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18.  Governing Law.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS RULES.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made to:

Sciele Pharma, Inc.

5 Concourse Parkway, Suite 1800

Atlanta, GA 30328

Attn.: Chief Financial Officer

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ASSIGNMENT FORM		CONVERSION NOTICE
To assign this Security, fill in the form below:		To convert this Security, check the box ☐
I or we assign and transfer this Security to		To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):
(Insert assignee’s soc. sec. or tax ID no.)		If you want a stock certificate, if applicable, made out in another person’s name fill in the form below:
(Print or type assignee’s name, address and zip code) and irrevocably appoint
agent to transfer		(Insert the other person’s soc. sec. tax ID no.)
this Security on the books of the Company. The agent may substitute another to act for him.		(Print or type other person’s name, address and zip code)
Your Signature:		Date:
(Sign exactly as your name appears on the other side of this Security)
Signature Guaranteed
Participant in a Recognized Signature Guarantee Medallion Program
By:	Authorized Signatory

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EXHIBIT A-2

[Form of Certificated Security]

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S.  FEDERAL INCOME TAX PURPOSES.  FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $1000 PER $1000 OF PRINCIPAL AMOUNT, THE ISSUE DATE IS MAY 14, 2007 AND THE COMPARABLE YIELD IS 7.29% PER ANNUM.  HOLDERS OF THIS SECURITY MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, YIELD TO MATURITY AND THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: SCIELE PHARMA, INC. (THE “COMPANY”), 5 CONCOURSE PARKWAY, SUITE 1800, ATLANTA, GA, 30328, ATTN.: CHIEF FINANCIAL OFFICER, SUCH INFORMATION TO BE MADE AVAILABLE, BEGINNING NO LATER THAN 10 DAYS AFTER THE ISSUE DATE, PROMPTLY UPON REQUEST.

SCIELE PHARMA, INC.
2.625% Contingent Convertible Senior Notes Due 2027

No.:	CUSIP: [ ]
Issue Date:	Principal Amount:

SCIELE PHARMA, INC., a Delaware corporation, promises to pay to [            ] or registered assigns, the Principal Amount set forth above, on May 15, 2027 subject to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.  This Security is convertible as specified on the other side of this Security.

Interest Payment Dates:	May 15, and November 15, commencing November 15
Record Dates:	May 1 and November 1
Dated:
SCIELE PHARMA, INC.
By:
Name:
Title:

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

LaSalle Bank National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
Authorized Signatory
Dated:
By:
Authorized Signatory
Dated:

SCIELE PHARMA, INC.
2.625% Contingent Convertible Senior Notes Due 2027

1.  Interest.

This Security shall accrue interest at an initial rate of 2.625% per annum.  The Company promises to pay interest on the Securities in Cash semiannually on each May 15 and November 15, commencing November 15, 2007, to Holders of record on the immediately preceding May 1 and November 1, respectively, whether or not such day is a Business Day.  Interest on the Securities will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from May 14, 2007, until the Principal Amount is paid or duly made available for payment.  The Company will pay interest on any overdue Principal Amount at the interest rate borne by the Securities at the time such interest on the overdue Principal Amount accrues, compounded semiannually, and it shall pay interest on overdue installments of interest (without regard to any applicable grace period), at the same interest rate compounded semiannually.  Interest (including contingent interest and Special Interest, if any) on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company shall pay contingent interest to the Holders during any six-month period (a “Contingent Interest Period”) from, and including May 15 to, but excluding, November 15 and from, and including November 15 to, but excluding, May 15, with the initial six-month period commencing May 15, 2012, if the average Security Trading Price for the five Trading Day period ending on the third Trading Day immediately preceding the first day of the applicable Contingent Interest Period equals 120% or more of the Principal Amount of such Security.  The amount of contingent interest payable per $1,000 Principal Amount of Securities in respect of any Contingent Interest Period shall equal 0.5% per annum.  The Company will pay contingent interest, if any, in the same manner as it will pay interest as described above.

2.  Method of Payment.

The Company will pay interest (including contingent interest and Special Interest, if any) on this Security (except defaulted interest) to the Person who is the registered Holder of this Security at the close of business on May 1 or November 1, as the case may be, next preceding the related interest payment date.  Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Redemption Price, the Purchase Price, Fundamental Change Purchase Price and the Principal Amount at Stated Maturity, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security.  The Company will pay Cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Company may pay interest (including contingent interest and Special Interest, if any), the Redemption Price, Purchase Price, Fundamental Change Purchase Price and the Principal Amount at Stated Maturity, as the case may be, by check or wire payable in such money; provided, however, that a Holder holding Securities with an aggregate Principal Amount in excess of $1,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder.  The Company may mail an interest check to the Holder’s registered address.

Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.  Paying Agent, Conversion Agent and Registrar.

Initially, LaSalle Bank National Association (the “Trustee”) will act as Paying Agent, Conversion Agent and Registrar.  The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in Chicago, Illinois, which shall initially be an

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office or agency of the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.  Indenture; Ranking.

The Company issued the Securities under an Indenture dated as of May 14, 2007 (the “Indenture”), between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are limited to $325,000,000 aggregate Principal Amount (subject to Section 2.07 of the Indenture).  The Securities are the Company’s senior unsecured obligations and will be subordinated in right of payment to all of the Company’s existing and future secured indebtedness (to the extent of the value of the collateral securing the same), if any, and will be structurally subordinated to all existing and future indebtedness and other liabilities of the Subsidiaries.  The Securities will rank pari passu with each other and with all of the Company’s other existing and future senior unsecured indebtedness.  The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.  Redemption at the Option of the Company.

No sinking fund is provided for the Securities.  Prior to May 20, 2012, the Company may not redeem the Securities.  At any time on or after May 20, 2012, the Company may redeem the Securities, in whole or in part, at a redemption price, payable in cash (the “Redemption Price”), equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including contingent interest and Special Interest, if any) thereon to, but excluding, the redemption date therefor (the “Redemption Date”).  If a Redemption Date is on or after an interest record date but on or prior to the related interest payment date, interest (including contingent interest and Special Interest, if any) will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

6.  Purchase By the Company at the Option of the Holder.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder, in any integral multiple of $1,000, on May 15, 2012, May 15, 2017 and May 15, 2022 (each, a “Purchase Date”) at a purchase price per Security equal to 100% of the aggregate Principal Amount of the Security (the “Purchase Price”), together with accrued and unpaid interest (including contingent interest and Special Interest, if any) thereon, up to but not including the Purchase Date (provided that, if the Purchase Date is on or after an interest record date but on or prior to the related interest payment date, accrued and unpaid interest (including contingent interest and Special Interest, if any) will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date) upon delivery of a Purchase Notice containing the information set forth in the Indenture, together with the Securities subject thereto, at any time from the opening of business on the date that is 30 Business Days prior to such Purchase Date until the close of business on the Business Day prior to such Purchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

At the option of the Holder and subject to the terms and conditions of the Indenture, including, without limitation, Section 10.08 thereof, the Company shall become obligated to purchase the Securities held by such Holder after the occurrence of a Fundamental Change of the Company for a Fundamental Change Purchase Price equal to 100% of the Principal Amount thereof plus accrued and unpaid interest (including contingent interest and Special Interest, if any) thereon, up to but not including the Fundamental Change Purchase Date which Fundamental Change Purchase Price shall be paid in Cash.  Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If Cash sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, and accrued and unpaid interest (including contingent interest and Special Interest, if any) of all Securities or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, interest (including contingent interest and Special Interest, if any) cease to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Security.

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7.  Notice of Redemption.

Notice of redemption pursuant to paragraph 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address.  If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest (including contingent interest and Special Interest, if any) cease to accrue on such Securities or portions thereof.  Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount, and a new Security in Principal Amount equal to the unredeemed principal portion will be issued.

8.  Conversion.

Subject to the provisions of Article X of the Indenture, a Holder of a Security may convert such Security into shares of Common Stock of the Company if any of the conditions specified in paragraphs (a) through (f) of Section 10.01 of the Indenture is satisfied.  Upon conversion, no adjustment for interest (including contingent interest and Special Interest, if any), or dividends will be made.  If, in respect of a Conversion Date, the Applicable Stock Price is greater than the Base Conversion Price, the Conversion Rate will be adjusted as specified in Section 10.01 of the Indenture.  No fractional shares required to be issued upon conversion; in lieu thereof, an amount will be paid in Cash based upon the Volume-Weighted Average Price per share of the Common Stock on the last Trading Day of the applicable Cash Settlement Averaging Period.

To convert a Security, a Holder must (a) complete and sign the Conversion Notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary’s book-entry conversion programs.  If a Holder surrenders a Security for conversion between the record date for the payment of an installment of interest and the next interest payment date, the Security must be accompanied by payment of an amount equal to the interest (including contingent interest and Special Interest, if any) payable on such interest payment date on the Principal Amount of the Security or portion thereof then converted; provided, however, that no such payment shall be required if such Security has been called for redemption on a Redemption Date within the period between and including such record date and such interest payment date, or if such Security is surrendered for conversion on the interest payment date.  A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

A Security in respect of which a Holder has delivered a Purchase Notice or a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to repurchase such Security as provided in Section 3.08 or Section 3.09, respectively, of the Indenture may be converted only if such notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture.

9.  Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or a Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

10.  Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11.  Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the money or securities must look to the Company, for payment as general creditors unless an applicable abandoned property law designates another person.

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12.  Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding.  Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities so long as such changes, other than those in clause (ii), do not adversely affect the interest of Securityholders (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to comply with Article V or Section 10.01(e) or Section 10.15 of the Indenture, (iii) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee, or (iv) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

13.  Defaults and Remedies.

Under the Indenture, Events of Default include, in summary form, (i) default in the payment of any interest (including contingent interest and Special Interest, if any) on any Securities and such default continues for 10 Business Days; (ii) default in payment of the Principal Amount, Redemption Price, Purchase Price or Fundamental Change Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company in the performance, or breach, of any of the Company’s other covenants in this Security or the Indenture which are not remedied within 45 days of receipt of notice thereof; (iv) defaults by the Company or a Subsidiary in the payment when due of indebtedness in excess of $5,000,000; (v) the Company or a Subsidiary fails to pay when due any final, non-appealable judgment (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $5,000,000, which judgments are not stayed, bonded or discharged within 60 days of their entry; (vi) failure by the Company to deliver the Conversion Value upon conversion of Securities by a Holder in accordance with the provisions of the Indenture; (vii) failure by the Company to give notice to Holders of their right to require the Company to repurchase Securities upon a Fundamental Change or to make a payment to purchase Securities tendered following a Fundamental Change; (viii) if a material portion of the Company’s or a Subsidiary’s assets, which assets represent a material portion of the assets of the Company and its Subsidiaries as a whole, is attached, seized or subjected to a writ or distress warrant or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within 30 days thereafter; and (ix) certain events of bankruptcy or insolvency.

Pursuant to Section 6.02 of the Indenture, notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default specified in Section 6.01(c) of the Indenture relating to the failure by the Company to comply with its obligations under Section 4.02 of the Indenture and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the first 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive special interest on the Securities at an annual rate equal to 0.25% of the principal amount of the outstanding Securities.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security.  Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

14.  Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

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16.  Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

17.  Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (“tenants in common”), TEN ENT (“tenants by the entireties”), JT TEN (“Joint tenants with right of survivorship and not as tenants in common”), CUST (“custodian”) and U/G/M/A (“Uniform Gift to Minors Act”).

18.  Governing Law.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS RULES.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made to:

Sciele Pharma, Inc.

5 Concourse Parkway, Suite 1800

Atlanta, GA 30328

Attn.: Chief Financial Officer

7

ASSIGNMENT FORM	CONVERSION NOTICE
To assign this Security, fill in the form below:	To convert this Security, check the box ☐
I or we assign and transfer this Security to	To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):
(Insert assignee’s soc. sec. or tax ID no.)	If you want a stock certificate, if applicable, made out in another person’s name fill in the form below:
(Print or type assignee’s name, address and zip code) and irrevocably appoint
agent to transfer	(Insert the other person’s soc. sec. tax ID no.)
this Security on the books of the Company. The agent may substitute another to act for him.	(Print or type other person’s name, address and zip code)
Your Signature:	Date:
(Sign exactly as your name appears on the other side of this Security)
Signature Guaranteed
Participant in a Recognized Signature Guarantee Medallion Program
By:
Authorized Signatory

8